Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated February 17, 2023, with respect to the consolidated financial statements and financial statement schedule III of Regency Centers Corporation and Regency Centers, L.P., and the effectiveness of internal control over financial reporting, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Jacksonville, Florida

July 10, 2023